UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

As disclosed in GSI Group Inc.’s (the “Company”) Quarterly Report on Form 10-Q for the first quarter ended March 28, 2014 filed on May 6, 2014 (the “Form 10-Q”), the Company committed to a plan for the sale of the Scientific Lasers business. As a result, the Scientific Lasers business has been reported as discontinued operations in the Company’s unaudited consolidated financial statements contained in the Form 10-Q.

To reflect the Scientific Lasers business being reported as a discontinued operation, the Company is providing, in Exhibit 99.1 to this Current Report on Form 8-K, unaudited historical reportable segment data, income statements, Non-GAAP Adjusted EBITDA, and Non-GAAP Adjusted Earnings Per Share for each quarter of 2013 and the first quarter of 2014. Exhibit 99.1 is furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This information is provided as supplemental financial information that may be of interest to the Company’s shareholders.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

99.1

Sales, Gross Profit and Operating Income by Reportable Segment (Unaudited) – 2013 quarters and full year and 2014 first quarter

Consolidated Statement of Operations (Unaudited) – 2013 quarters and full year and 2014 first quarter

Quarterly Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited) – 2013 quarters and full year and 2014 first quarter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: May 6, 2014	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer